Exhibit 10.14
                                                                   -------------

                          UNITED INDUSTRIES CORPORATION
                         PROFESSIONAL SERVICES AGREEMENT


                    THIS PROFESSIONAL SERVICES AGREEMENT (this "Agreement") is entered into as of January 20, 1999, by and among THL Equity Advisors IV, L.L.C., a Massachusetts limited liability company with its principal place of business at 75 State Street, Boston, Massachusetts 02109 and Thomas H. Lee Capital, L.L.C., a Delaware limited liability company with its principal place of business at 75 State Street, Boston, Massachusetts 02109 and United Industries Corporation, a Delaware corporation (the "Company"). THL Equity Advisors IV, L.L.C. and Thomas H. Lee Capital, L.L.C. are each referred to herein as a "Consultant" and collectively as the "Consultants."

                    WHEREAS, the Consultants have staff specially skilled in corporate finance, strategic corporate planning and other management skills and services;

                    WHEREAS, as the date hereof, the Company has completed its recapitalization (the "Recapitalization") pursuant to the Agreement and Plan of Recapitalization, Purchase and Redemption dated as of December 24, 1998 by and among the Company, certain Sellers listed therein and UIC Holdings, L.L.C.;

                    WHEREAS, the Company will require the Consultants' special skills and management advisory services in connection with its general business operations; and

                    WHEREAS, the Consultants are willing to provide such skills and services to the Company on the terms and subject to the conditions set forth herein.

                    NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                    1. Engagement. The Company hereby engages the Consultants for the Term (as hereinafter defined in Section 2 below) and upon the terms and conditions herein set forth to provide consulting and management advisory services to the Company, as requested by the Company from time to time. These services will be in connection with financial and strategic corporate planning and such other management services as each Consultant and the Company shall mutually agree. In consideration of the remuneration herein specified, each Consultant accepts such engagement and agrees to perform the services specified herein.

                    2. Term. The engagement hereunder shall be for a term commencing on the date hereof and expiring on the third (3rd) anniversary hereof (as such period may be extended, the "Term"). Upon expiration of the Term, this Agreement shall automatically extend for successive periods of one (1) year, unless the Consultants or the Company's Board of Directors shall give notice to the other at least thirty (30) days prior to the end of the Term (including any annual extension thereof) indicating that such party does not intend to renew the Agreement. Upon final expiration of the Term (including any annual extension thereof) all obligations as between the parties and/or any third party beneficiaries shall be extinguished without recourse to any party under this Agreement.

                    3. Services to be Performed. The Consultants shall devote reasonable time and efforts to the performance of the consulting and management advisory services contemplated by this Agreement. However, no precise number of hours is to be devoted by the Consultants on a weekly or monthly basis. The Consultants may perform services under this Agreement directly, through their employees or agents, or with such outside consultants as the Consultants may engage for such purpose.

                    4. Compensation; Expense Reimbursement.

                    (a) Closing Fee. In connection with the closing of the Recapitalization, on the date hereof, the Company shall pay or cause to be paid to the Consultants a closing fee of Twelve Million Dollars ($12,000,000.00) to be paid as follows: Six Million Seven Hundred Twenty Thousand Dollars ($6,720,000.00) to THL Equity Advisors IV, L.L.C. and Five Million Two Hundred Eighty Thousand Dollars ($5,280,000.00) to Thomas H. Lee Capital, L.L.C.

                    (b) Management Fee. In consideration of the management advisory services provided by Consultants hereunder, the Company shall pay or cause to be paid to the Consultants a monthly management fee of Sixty-Two Thousand Five Hundred Dollars ($62,500.00) on the last day of each month during the Term (the "Management Fee") to be paid as follows: Thirty-Five Thousand Dollars ($35,000.00) to THL Equity Advisors IV, L.L.C. and Twenty-Seven Thousand Five Hundred Dollars ($27,500.00) to Thomas H. Lee Capital, L.L.C. Payment of the Management Fee shall be subject to the terms of that certain Subordination Agreement of even date herewith executed and delivered by Consultants in favor of the Administrative Agent and the other Secured Parties under that certain Credit Agreement dated as of January 20, 1999 among the Company, the banks, financial institutions and other institutional lenders from time to time party thereto, NationsBank, N.A. as Swing Line Bank and Initial Issuing Bank thereunder, NationsBanc Montgomery Securities LLC and Morgan Stanley Senior Funding, Inc., as Co-Arrangers therefor, Canadian Imperial Bank of Commerce, as Documentation Agent therefor, Morgan Stanley Senior Funding, Inc. as Syndication Agent thereunder, NationsBanc Montgomery Securities LLC, as Lead Arranger therefor, and NationsBank, N.A., as Administrative Agent for the Lender Parties (the "THL Subordination Agreement").

                    (c) Expense Reimbursement. The Company shall promptly reimburse the Consultants for all reasonable out-of-pocket expenses incurred in connection with management advisory services to be provided by the Consultants hereunder, including, without limitation, reasonable travel, lodging and similar out-of-pocket costs reasonably incurred by it in connection with or on account of its performance of services for the Company hereunder. Reimbursement shall be made only upon presentation to the Company by the Consultants of reasonably itemized documentation therefor.

                    5. Liability. Neither of the Consultants nor any of their respective affiliates, officers, directors, stockholders, partners, employees, agents, representatives, successors or assigns (collectively, "Consultant Parties") shall be liable to the Company or any of its subsidiaries, affiliates, stockholders, employees, agents, representatives, successors or assigns, for any loss, liability, damage or expense (collectively, "Losses") arising out of or in connection with the performance of services contemplated by this Agreement, except to the extent such Losses are finally judicially determined to result from actions taken by the Consultant Parties due primarily to the Consultant Parties' gross negligence or willful misconduct.

                    6. Indemnification. The Company agrees to defend, indemnify and hold harmless each of the Consultant Parties from and against any and all claims and Losses (or actions in respect thereof), in any way related to or arising out of the performance by the Consultant Parties of services under this Agreement, and to reimburse each of the Consultant Parties for reasonable out-of-pocket legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with this Agreement (whether or not such indemnified person is a named party in such proceeding); provided, however, that the Company shall not be responsible under this Section 6 for any Losses to the extent that they are finally judicially determined to result from actions taken by the Consultant Parties due primarily to the Consultant Parties' gross negligence or willful misconduct.

                    7. Notice. All notices hereunder, to be effective, shall be in writing and shall be mailed by certified mail, postage prepaid as follows (or to such other address as shall be given by one party to the other in writing):

                               (i) To the Consultants:
                                   THL Equity Advisors IV, L.L.C.
                                   75 State Street
                                   Boston, Massachusetts 02109
                                   Attention: C. Hunter Boll, Scott A. Schoen

                                   Thomas H. Lee Capital, L.L.C.
                                   75 State Street
                                   Boston, Massachusetts 02109
                                   Attention: C. Hunter Boll, Scott A. Schoen

                             (iii) To the Company:
                                   United Industries Corporation
                                   8825 Page Boulevard
                                   St. Louis, Missouri 63114
                                   Telecopy: (314) 253-5941
                                   Attention: President

                    8. Modifications. This Agreement and the THL Subordination Agreement constitute the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements whether written or oral. This Agreement may not be amended or revised except by a writing signed by each of the parties.

                    9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns but may not be assigned by either party without the prior written consent of the other party.

                    10. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                    11. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts.

                    12. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.


                                    * * * * *

                    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                                THL EQUITY ADVISORS IV, L.L.C.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                          ----------------------
                                                    Title:
                                                          ----------------------


                                                THOMAS H. LEE CAPITAL, L.L.C.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                          ----------------------
                                                    Title:
                                                          ----------------------


                                                UNITED INDUSTRIES CORPORATION


                                                By:
                                                    ----------------------------
                                                    Name:
                                                          ----------------------
                                                    Title:
                                                          ----------------------